 Caspian International Oil Corporation

 July 31, 2007

Lindell E. Montgomery

12307 Normount Dr.

Houston, TX 77070

Dear Lin:

We are pleased to extend you our offer to join the Caspian International Oil Corporation (“Caspian”) team as President  as of August 1, 2007 as described herein below:

Employment Offer Details

1.

Position: President

2.

Position Reports to: Chairman of the Board/Chief Executive Officer

3.

Time Commitment: To accomplish the methods, details and means of performing the Employment, as much time as needed, but not less than 50% of a working week.

4.

Duties & Responsibilities:

•

In conjunction with Caspian’s Executive Vice Chairman, manage Caspian’s corporate communications plan that insures a continuing, comprehensive and effective dissemination of the business information of Caspian and includes a strategy for communicating with the US and International Business and Media Community that integrates TV, Radio, Internet Media, General and Trade Press, and contacts with Oil Industry Financial Analysts/Research Executives.

•

Attend meetings with Caspian Management, Consultants and the financial and business community to present the company's growth, plans and vision.

•

Manage Caspian’s US and International business development and SEC compliance issues.

5.

Start Date: August 1, 2007

6.

Annual Base Salary: US$120,000.00 paid monthly.

Caspian International Oil Corporation
1800 West Loop South, Suite 850
Houston, Texas 77027, USA
Phone:  +1 (713) 621-9222
Fax:     +1 (713) 621-9223

●  Page 2

August 4, 2007

7.

Stock Options: You will be granted a three year option to purchase 250,000 shares of Caspian common stock pursuant to Caspian’s employee stock option plan as follows: 125,000 shares at an exercise price of $0.30 per share vested six months from August 1, 2007 and 125,000 shares at an exercise price of $0.50 per share vested 12 months from August 1, 2007.

8.

Business related expenses:

a.

The Company will reimburse you for all approved and budgeted business related expenses incurred during the course of conducting business on behalf of the company, including cell phone usage.

b.

At the current IRS recommended levels, a mileage allowance will be paid for all business trips where the employee uses his own vehicle.

If the above meets your approval, please confirm your acceptance of the offer by signing in the space provided below and returning this letter to us at your earliest convenience.

All of us at Caspian look forward to you joining our team. We are confident you can make a significant contribution to our Company.

Very truly yours,

/s/ Nurlan S. Janseitov

Nurlan S. Janseitov

Chairman and

Chief Executive Officer

Accepted:

By: /s/ Linwood Montgomery

      Linwood Montgomery